EX-33.5
ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Newport Management Corporation (the "Asserting Party") provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission, in regards to the loans selected in the Platform for the following Period:

Platform: Pools of loans, underlying publicly-issued residential mortgage-backed securities that were issued on or after January 1, 2006 by Aurora Loan Services, LLC ("Aurora") (collectively, "Eligible Securitization Transactions," as defined in Schedule A attached hereto), on which escrow payments were disbursed in 2007, specifically Item 1122(d)(4)(xi), only as it relates to the "Applicable Servicing Criteria" described below, and as disclosed by Aurora to the Asserting Party.

Period: As of and for the year ended December 31, 2007.

Applicable Servicing Criteria: the servicing criterion which applies to the functions performed by the Asserting Party is set forth in Section 229.1122(d)(4)(xi) ("Applicable Servicing Criteria"). With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited functions:
1. Processes the obligor's hazard insurance information it receives and provides the Aurora with the applicable hazard insurance effective date, payment amount, and payee (collectively, "Insurance Information");
2. Provides the Insurance Information to the Aurora no later than 5 days prior to the applicable expiration date as indicated in the Insurance Information; and
3. Disburses escrowed insurance payments to insurance carriers on or before the applicable expiration date.

With respect to the Platform, and with respect to the Period, the Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):

1. The Asserting Party is responsible for assessing its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

2. The Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

3. Other than as identified on Schedule B attached hereto, as of and for the Period, the Asserting Party was in material compliance with respect to the functions it performs for the Applicable Servicing Criteria.

KPMG, LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting Party's foregoing assessment of compliance, as of and for the year ended December 31, 2007.


NEWPORT MANAGEMENT CORPORATION

By: /s/ Mark Ulmer
Mark Ulmer

Its: Executive Vice President

Dated: February 28, 2008


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SCHEDULE A

ELIGIBLE SECURITIZATION TRANSACTIONS

Investor ID

F20
F21
F22
F23
F25
F26
F27
F28
F30
F31
F32
F33
F35
F36
F38
F39
F41
F42
F43
F44
F45
F46
F47
F48
F49
F53
F54
F55
F56
F58
F59
F60
F61
F62
F63
F64
F65
F66
F67
F68
F70
F72
F73
F74
F75
F76
F77
F78
F79
F80
F81
F82
F83
F85
F86
F87
F90
F91
F92
F93
F94
F95
F96
F97
F98
F99
H01
H03
H04
H05
H06
H08
H10
H11
H12
H14
H15
H17
H18
H19
H28
H30
H32
H33
H38
H39
H41
H42


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H43
H44
H47
H48
H49
H50
H51
H52
H53
H55
H56
H57
H58
H59
H60
H61
H62
H63
H64
H66
H67
H68
H69
H70
H71
H72
H76
H77
H79
H81


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SCHEDULE B

MATERIAL INSTANCES OF NONCOMPLIANCE

No material instances of noncompliance: Newport Management Corporation has complied, in all material respects, with the aforementioned applicable servicing criterion as of and for the year ended December 31, 2007.